Exhibit 3.325

State of California

Bill Jones

Secretary of State

LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

A $70.00 filing fee must accompany this form.

IMPORTANT – Read instructions before completing this form.

Filed # 200135510007 Filed In the Office of the Secretary of State of the State of California Dec 20, 2001 Bill Jones BILL JONES, Secretary of State This Space For Filing Use Only

1.	Name of the limited liability company (end the name with the words “Limited Liability Company,” “ Ltd. Liability Co., “ or the abbreviations “LLC” or “L.L.C.”)

Riverside Mergerco, LLC

2.	The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.

3.	Name the agent for service of process and check the appropriate provision below:

CT Corporation System

_____________________________________________________________________which is

☐	an individual resident in California. Proceed to item 4.

☒	a corporation which has filed a certificate pursuant to section 1505. Proceed to item 5.

4.	If an individual, California address of the agent for service of process:

Address:

City:                                         State:     CA                                         Zip Code

5.	The limited liability company will be managed by: (check one)

☐ one manager    ☐ more than one manager     ☐ single member limited liability company    ☒ all limited liability company members

6.	Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve.

7.	Number of pages attached, if any:

8.	Type of business of the limited liability company. (For informational purposes only)

Healthcare related services

9.	DECLARATION: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

____________________________________	David L. Denson, Assistant Secretary
Signature of Organizer	Type or Print Name of Organizer

12/19/2001
Date

10.	Return to:

Name

Firm

Address

CITY/STATE

ZIP CODE

SEC/STATE (REV. 12/99)	FORM LLC-1 – FILING FEE $70.00 Approved by Secretary of State